United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MATINAS BIOPHARMA HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MATINAS BIOPHARMA HOLDINGS, INC.

1545 ROUTE 206 SOUTH

SUITE 302

BEDMINSTER NJ 07921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 13, 2016

To the Stockholders of

Matinas BioPharma Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Matinas BioPharma Holdings, Inc. (the “Company”) will be held at the offices of Lowenstein Sandler LLP, located at 65 Livingston Avenue, Roseland, NJ 07068, on October 13, 2016, beginning at 9 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016;
•	To approve an amendment to the Company’s certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split; and
•	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 6, 2016 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

/s/ Roelof Rongen
Roelof Rongen, Chief Executive Officer

September 22, 2016

Bedminster, New Jersey

-i-

MATINAS BIOPHARMA HOLDINGS, INC.

1545 ROUTE 206 SOUTH

SUITE 302

BEDMINSTER NJ 07921

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on October 13, 2016 at 9 a.m. local time, at the offices of Lowenstein Sandler LLP, located at 65 Livingston Avenue, Roseland, NJ 07068, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Matinas BioPharma Holdings, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about September 22, 2016.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 13, 2016.

Our proxy materials including our Proxy Statement for the 2016 Annual Meeting, our Annual report for the fiscal year ended December 31, 2015 and proxy card are available on the Internet at http://ir.matinasbiopharma.com/proxy.materials. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

•	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016;
•	To approve an amendment to the Company’s certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split; and
•	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016 and the amendment to the Company’s certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, September 6, 2016, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 57,593,414 outstanding shares of common stock.

 Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

If you are a stockholder of record and plan to attend the Annual Meeting, please contact the Corporate Secretary by email at corporatesecretary@matinasbiopharma.com or by phone at (908) 443-1860 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Matinas BioPharma Holdings, Inc., 1545 Route 206 South, Suite 302, Bedminster NJ 07921, Attn: Corporate Secretary or corporatesecretary@matinasbiopharma.com. Please plan to arrive at the Company’s offices within a reasonable period of time before the start of the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation;
•	sending in another duly executed proxy bearing a later date; or
•	attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

•	With respect to the election of directors (Proposal No. 1), the five nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.
•	With respect to the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•	With respect to the approval of the amendment to the Company’s certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split (Proposal No. 3), approval will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.
•	With respect to the approval of any other matter that may properly come before the Annual Meeting, approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine”, such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

The election of directors (Proposal No. 1) is not considered to be a “routine” matter and brokers are not permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) and the approval of the amendment to the Company’s certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split (Proposal No. 3) are considered to be a “routine” matter, and hence your brokerage firm will be able to vote on Proposals Nos. 2 and 3 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected. All directors of the Company will hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below.

Director Nominees

The following table sets forth the name, age, position and tenure of each of our current directors each of whom are up for re-election at the 2016 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Herbert Conrad	83	Chairman of the Board	2013
Roelof Rongen	51	Chief Executive Officer and Director	2013
Stefano Ferrari	55	Director	2013
Adam Stern	52	Director	2013
James Scibetta	51	Director	2013

The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to the Company by each director nominee.

Herbert Conrad  has served as our Chairman of the Board since July 2013 and as Chairman of the Board of Matinas BioPharma since October 2012. He also serves on the board of directors of Celldex Therapeutics, Inc. (NASDAQ: CLDX), Arbutus Biopharma Corporation (NASDAQ: ABUS) and as an Advisor to the Seaver Autism Center at Mount Sinai Hospital. Mr. Conrad was the President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc. from 1982 until his retirement in 1993. Prior to that, he held many positions of increasing responsibility at Roche Pharmaceuticals in the United States. Mr. Conrad previously served on the board of directors of Pharmasset, Inc. (chairman), Savient Pharmaceuticals, Inc., (NASDAQ: SVNT) Dura Pharmaceuticals, Inc., UroCor, Inc., GenVec, Inc. (NASDAQ: GNVC) (chairman), Sicor, Inc., Bone Care International, Inc. (chairman), Sapphire Therapeutics, Inc. (chairman), the medical advisory board of Henry Schein Inc. (NASDAQ: HSIC), and he was a Director and Co-Founder of Reliant. Pharmasset was acquired by Gilead Sciences, Inc. for $11 billion in 2011. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University. We believe Mr. Conrad is qualified to serve on our board of directors due to his extensive expertise and experience in the life sciences industry and his extensive board experience.

Roelof Rongen See description under “Management.”

Stefano Ferrari  has served on our board of directors since July 2013 and as a director of Matinas BioPharma since October 2012. Mr. Ferrari is the CEO and a director of Prime Acquisition Corp., a private equity fund focusing on real estate and renewable energy, a position he has held since October 2013. He is also the founder and managing member of Chestnut Hill Sciences, LLC (2004), a human and animal health care company dedicated to the development of dietary supplements, including omega-3 based products. He is the founder of Murami Pharma, Inc. (“Murami”) and has served as its CEO since its inception in 2011. Murami is a biopharmaceutical development stage company focusing on small-peptide therapeutics.  Prior to Murami, Mr. Ferrari was the CEO of Bioseutica B.V. (2008-2011), a multinational holding company comprising KD-Pharma, a leading manufacturer of omega-3-concentrates, and the leading lysozyme manufacturers Fordras and Neova Technologies, amongst others. Over the last 17 years, Mr. Ferrari was founder, common shareholder and senior executive of several multinational companies operating in the pharmaceutical, food and ingredients industries. Besides Bioseutica, these companies include Prospa B.V. (1995-2002), a multinational holding company in the pharmaceutical industry, Fordras S.A. (2002-2008), ProAparts Lda (2001-2012), and Societa Prodotti Antibiotici S.p.A., the Italian pharmaceutical company that developed and marketed polyene antifungal medications. Mr. Ferrari has served on several boards, including Ikonisys Inc., Carigent Therapeutics, Inc., The Richard B. Fisher Center for Performing Arts, and St. Simeon Lda, a private family fund. He has 25 years of experience in investing in diverse industries, including real estate, pharmaceuticals, and media and entertainment. Mr. Ferrari earned his B.A. degree in International Business Administration from the University of San Francisco. We believe Mr. Ferrari is qualified to serve on our board of directors due to his extensive expertise and experience in the development and marketing of polyene antifungal medications, his extensive contacts in the manufacturing industry related to omega-3 based products and also his M&A experience.

Adam Stern  has served as a member of our board of directors since July 2013. Mr. Stern has been the head Private Equity Banking at Aegis Capital Corp. and CEO of SternAegis Ventures since 2012 and became one of our directors in July 2013. Prior to Aegis, from 1997 to November 2012, he was with Spencer Trask Ventures, Inc., most recently as a Senior Managing Director, where he managed the structured finance group focusing primarily on the technology and life science sectors. Mr. Stern held increasingly responsible positions from 1989 to 1997 with Josephthal & Co., Inc., members of the New York Stock Exchange, where he served as Senior Vice President and Managing Director of Private Equity Marketing. He has been a FINRA licensed securities broker since 1987 and a General Securities Principal since 1991. Mr. Stern is a director of Dance Biopharm, Inc. Mr. Stern is a former director of InVivo Therapeutics Holdings Corp. (OTCQB: NVIV), Organovo Holdings, Inc. (NYSE MKT: ONVO), LabStyle Innovations Corporation (OTCBB: DRIO) and PROLOR Biotech Ltd., which was sold to Opko Health, Inc. (NYSE: OPK) for approximately $600 million in 2013. Mr. Stern holds a Bachelor of Arts degree with honors from The University of South Florida in Tampa. We believe Mr. Stern is qualified to serve on our board of directors because of his extensive experience in corporate finance and experience in the life science industries.

James S. Scibetta  has served as a member of our board of directors since November 2013. He is currently President of Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX), a position he has held since October 2015. Mr. Scibetta was the Chief Financial Officer of Pacira from 2008 through May 2016. Prior to joining Pacira in August 2008, he served as a consultant to Genzyme Corporation following the sale of Bioenvision Inc. (NASDAQ: BIVN) to Genzyme in 2007. From 2006 to 2007 Mr. Scibetta was CFO of Bioenvision. From 2001 to 2006, he was Executive Vice President and Chief Financial Officer of Merrimack Pharmaceuticals Inc. (NASDAQ: MACK). Mr. Scibetta has previously served on the board of directors at the following life sciences companies: Nephros Inc. (NASDAQ: NEPH), Merrimack Pharmaceuticals and Labopharm Inc. Prior to his executive management experience, Mr. Scibetta spent over a decade in investment banking where he was responsible for sourcing and executing transactions for a broad base of public and private healthcare and life sciences companies. Mr. Scibetta received his Bachelor of Science in Physics from Wake Forest University and an MBA from the University of Michigan. We believe Mr. Scibetta is qualified to serve on our board of directors because of his extensive management experience in the pharmaceutical industry, his investment banking experience and his experience as a chief financial officer and audit committee member of several publicly traded companies.

There are no family relationships among any of our directors or executive officers.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
ELECTION OF THE DIRECTOR NOMINEES.

Corporate Governance Matters

Board of Director Composition

Our board of directors currently consists of five members. We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met five times in 2015. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). The Company does not have a formal policy requiring members of the Board to attend our annual meetings. Two of the then current directors attended the 2015 Annual Meeting of Stockholders.

Director Independence

Our common stock is traded on the OTCQB and we are not subject to exchange listing requirements with respect to “independent” directors or composition of board committees. However we have chosen to use the definition of “independent director” in The NYSE MKT listing rules to evaluate whether our directors are independent.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based on information requested from and provided by each of our directors, our board of directors has determined that Messrs. Herbert Conrad, Stefano Ferrari and James Scibetta are “independent directors” as such term is defined in the rules of The NYSE MKT’s corporate governance requirements and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has three standing committees — an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, review and evaluate the audit performed by our registered independent public accountants and report to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board adopted a written charter for the Audit Committee, which is available on our website. James Scibetta, Herbert Conrad and Stefano Ferrari serve as members of the Audit Committee with James Scibetta, serving as its chairman. All of the members of the Audit Committee have been determined to be financially literate and are considered independent directors as defined under The NYSE MKT’S listing standards and applicable SEC rules and regulations. Mr. Scibetta qualifies as an audit committee “financial expert” as that term is defined by Commission regulations. The Audit Committee met five times during 2015. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.matinasbiopharma.com.

Compensation Committee. The Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews the compensation of our President and Chief Executive Officer and makes recommendations in that regard to the Board as a whole. The Board adopted a written charter for the Compensation Committee, which is available on our website. Stefano Ferrari, Herbert Conrad, and James Scibetta serve as members of the Compensation Committee, with Stefano Ferrari serving as its chairman. All of the members of the Compensation Committee are considered independent directors as defined under The NYSE MKT’s Nasdaq’s listing standards. The Compensation Committee met six times during 2015. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.matinasbiopharma.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our Bylaws and applies the same criteria to all persons being considered. The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website. Herbert Conrad, Stefano Ferrari and James Scibetta serve as members of the Nominating and Corporate Governance Committee, with Herbert Conrad serving as its chairman. All of the members of the Nominating and Corporate Governance Committee are considered independent directors as defined under The NYSE MKT’s listing standards. The Nominating and Corporate Governance Committee met four times during 2015. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.matinasbiopharma.com.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•	the name and address of record of the security holder;
•	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;
•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;
•	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;
•	a description of any arrangements or understandings between the security holder and the proposed director candidate; and
•	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks, and our standing board committees.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Matinas BioPharma Holdings, Inc., 1545 Route 206 South, Suite 302, Bedminster, NJ 07921, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and accounting officer, or persons performing similar functions. A copy of the code is posted on the corporate governance section of our website, which is located at www.matinasbiopharma.com. If we make any substantive amendments to, or grant waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since
Roelof Rongen	51	Chief Executive Officer and Director	2013
Jerome Jabbour	42	President	2013
Abdel Fawzy, Ph.D	65	Executive Vice President, Pharmaceutical Development and Supply Chain	2013
Gary Gaglione, CPA	64	Vice President of Finance and Accounting and Acting Chief Financial Officer	2013
Douglas F. Kling	43	Senior Vice President for Clinical Development and Project Management	2015
Raphael J. Mannino, Ph.D	69	Senior Vice President, Chief Technology Officer	2015

Our executive officers are elected by, and serve at the discretion of, our board of directors. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Roelof Rongen  has served as our Chief Executive Officer and one of our directors since July 2013 and as President, Chief Executive Officer a co-founder and a director of Matinas BioPharma since April 2012. He is also the Founder and Chairman of Essential Fatty Acid Therapeutics LLC, a biotech company focused on the development of innovative fatty acid derivatives. Prior to Matinas BioPharma, Mr. Rongen was Executive Vice President North American Operations for Trygg Pharma AS (subsequently named EPAX AS) (2009-2012) and Vice President of Life Cycle Management and Intellectual Property at Reliant Pharmaceuticals, Inc., or Reliant (2000-2008). While at Reliant, Mr. Rongen held various earlier positions, including head of the Omacor®/Lovaza® launch team, Executive Director of Marketing for Lescol® and Executive Director of Business Development. Prior to Reliant, Mr. Rongen was also Global Product Director for Humira® at BASF Pharma (1998-2000), later acquired by Abbott Laboratories; a consultant at The Wilkerson Group in New York (1995-1998) and Arthur D. Little in Amsterdam (1990-1993), and a Research Fellow in biochemistry at Baylor University in Texas (1989-1990). Mr. Rongen earned an MBA from Kellogg GSM at Northwestern University in Evanston, IL, and a graduate degree in Molecular Sciences from Wageningen University in the Netherlands.

Jerome D. Jabbour, JD became our President during March 2016. Prior to that he served as our Executive Vice President, Chief Business Officer, General Counsel and Secretary since October 2013 and as one of our directors from the July 2013 until November 2013. Mr. Jabbour is also a Co-Founder of Matinas BioPharma. Prior to joining our management team, he was the Executive Vice President and General Counsel of MediMedia USA, or MediMedia from 2012 to October 2013, a privately held/ diversified health care services company. Prior to MediMedia, he was the Senior Vice President, head of Global Legal Affairs and US General Counsel of Wockhardt Limited (2008-2012) and Senior Counsel at Reliant (2004-2008). Earlier in his career, he held positions as Commercial Counsel at Alpharma, Inc. (2003-2004) and as a Corporate Associate at Lowenstein Sandler LLP (1999-2003). Mr. Jabbour earned his J.D. from Seton Hall University School of Law in New Jersey and a B.A. in Psychology from Loyola University in Baltimore.

Abdel A. Fawzy, PhD  has served as our Executive Vice President for Pharmaceutical and Supply Chain Development since July 2013 and as Executive Vice President for Pharmaceutical and Supply Chain Development of Matinas BioPharma since August 2011. Dr. Fawzy is a Co-Founder of Matinas BioPharma. Prior to Matinas BioPharma, Dr. Fawzy was a founder of expert consulting firm DeMelle BioPharma (2008-2012) and Executive Director Pharmaceutical Development at Reliant, from 2000 to 2008. Earlier in his career, Dr. Fawzy held pharmaceutical development positions at Ascent Pharmaceuticals, Inc. (1994-2000), DuPont (1990-1994) and Squibb Marsam Pharmaceuticals (1989-1990). He is the inventor on 15 published patents and patent applications all related to the health and pharmaceutical development and manufacturing processes. Dr. Fawzy received his Ph.D. in Pharmaceutical Technology from Tuebingen University in Germany, a Pharmacy degree from Temple University in Philadelphia, PA, and a MS in Pharmaceutical Technology from the Cairo School of Pharmacy in Egypt.

Gary Gaglione, CPA  has served as our Acting Chief Financial Officer, Vice President of Finance & Accounting since April 2013. Prior to joining us as a full time employee, Mr. Gaglione was President of MCM Consulting LLC from 2011 until October 2013. Prior to MCM Consulting, Mr. Gaglione was Senior Director of Finance at Shionogi USA, Inc. (2011). In 2009 and 2010, he was Vice President of Finance and Controller for Phytomedics, Inc. Prior to Phytomedics, he was Controller for ProStrakan Inc.’s U.S. operations. From 2001 to 2008, Mr. Gaglione was an Executive Director at Reliant, initially as head of Planning, Budgets and Analysis, then, from 2006 on, as head of Internal Audit and Sarbanes Oxley Compliance in preparation for a potential Reliant initial public offering. Before Reliant, he held numerous finance positions of increasing responsibility at the U.S. subsidiary of Hoffmann-La Roche Inc. (1976-2001), including Vice President of R&D Finance (1997-2001).. He started his finance career at KPMG LLP (1974-1976). Mr. Gaglione earned a B.S. degree in Business Administration with a major in Accounting from Villanova University and an MBA in Finance from Seton Hall University.

Douglas F. Kling has served as our Senior Vice President for Clinical Development since March 12, 2015. Prior to Matinas, Mr. Kling held various positions at Omthera Pharmaceuticals, Inc. (acquired by AstraZeneca PLC in 2013) from August 2010 to December 2014, most recently as Senior Vice President of Clinical Development and Project Management. Prior to that, Mr. Kling served as Senior Director, Project Management at Shionogi USA Inc. (July 2009 to July 2010), as Senior Director, Program Management at The Medicines Company (April 2008 to July 2009) and in a variety of positions at Reliant (November 2000 to March 2008), most recently as Director, R&D Project Management. Mr. Kling earned his B.S. in biological sciences from Duke University and his M.B.A. from Rutgers Business School.

Raphael J. Mannino has served as our Senior Vice President and Chief Technology Officer since September 2015. From 1990 until August 2015, Dr. Mannino was an Associate Professor of Pathology and Laboratory Medicine at Rutgers University, New Jersey Medical School. Dr. Mannino founded BioDelivery Sciences, Inc., and served as its President, Chief Executive Officer and Chief Scientific Officer and a member of its Board of Directors from 1995 to 2000, when it was acquired by BioDelivery Sciences International, Inc. (NASDAQ: BDSI). Dr. Mannino served as BDSI’s Executive Vice President and Chief Scientific Officer from 2001 to 2009 and a member of its Board of Directors from 2000 to 2007. Dr. Mannino’s previous experience includes positions as Assistant, then Associate Professor, Albany Medical College (1980 to 1990), and Instructor then Assistant Professor, Rutgers Medical School (1977 to 1980). His postdoctoral training was from 1973 to 1976 at the Biocenter in Basel, Switzerland. Dr. Mannino received his Ph.D. in Biological Chemistry in 1973 from the Johns Hopkins University, School of Medicine.

EXECUTIVE COMPENSATION

Summary Compensation Table – 2015

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2015 for services rendered in all capacities to us for the years ended December 31, 2015 and December 31, 2014. These individuals are our named executive officers for 2015.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation($)	Total ($)
Roelof Rongen	2015	300,000	132,000	101,638	—	533,638
Chief Executive Officer	2014	300,000	50,000	268,813	—	618,813
Abdel A. Fawzy	2015	250,000	60,000	33,879	—	343,879
Executive Vice President, Supply Chain Development	2014	250,000	25,000	268,813	—	543,813
Jerome D. Jabbour, President	2015	293,000	90,750	59,289	—	443,039
	2014	275,000	30,000	268,813	—	573,813

(1)	Amounts reflect the grant date fair value of option awards granted in 2015 and 2014 in accordance with Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Our Named Executive Officers

On July 30, 2013 we entered into an employment agreement with Mr. Rongen for a period of three years. Under the terms of Mr. Rongen’s employment agreement, he received a signing bonus of $150,000 and will receive a base salary of $300,000 per year. In addition, Mr. Rongen will also be eligible to receive an annual bonus, which is targeted at 40% of his base salary but which may be adjusted by our Compensation Committee based on his individual performance and our performance as a whole. Mr. Rongen may also be eligible to receive option grants at the discretion of our Compensation Committee. In October 2013, Mr. Rongen received a grant of 350,000 options at an exercise price of $0.94 per share. The options vest in equal monthly installments over three years from August 1, 2013. If we terminate Mr. Rongen’s employment without cause or Mr. Rongen resigns with good reason, we are required to pay him a severance of up to twelve months of his base salary plus benefits. In addition, the vesting of his outstanding options will be accelerated by six months upon such termination. If we terminate Mr. Rongen’s employment without cause during the 24 month period immediately following a change of control or Mr. Rongen resigns with good reason during the 24 month period immediately following a change of control, we are required to pay him a severance of up to eighteen months of his base salary and his target annual bonus plus benefits. In addition, his outstanding options would vest in full upon such termination. Mr. Rongen’s employment agreement provides for an increase in base salary of $50,000 annually, upon a future closing of an additional round of financing of at least $15 million and the initiation of the first Phase III study of MAT9001. Mr. Rongen will also be subject to a customary non-disclosure agreement, pursuant to which Mr. Rongen has agreed to be subject to a non-compete during the term of his employment and for a period of eighteen months following termination of his employment. As part of our cost reduction measures, we have entered into a letter agreement with Mr. Rongen effective as of April 1, 2016 that provides for, among other things, a 10% reduction in base salary through December 31, 2016 and a requirement that the executive contribute 20% of the applicable premium cost for healthcare coverage under the Company’s group health plan. The letter agreement also provides that for purposes of calculating any severance payments, the base salary will be the base salary prior to such temporary reduction and therefore the temporary reduction in base salary will not impact the amounts that would be paid to the executive if his employment was terminated.

On July 30, 2013 we entered into an employment agreement with Dr. Fawzy for a period of three years. Under the terms of Dr. Fawzy’s employment agreement, he received a signing bonus of $125,000 and he will receive a base salary of $250,000 per year. In addition, Dr. Fawzy will also be eligible to receive an annual bonus, which is targeted at 30% of his base salary but which may be adjusted by our Compensation Committee based on his individual performance and our performance as a whole. Dr. Fawzy will also be eligible to receive option grants at the discretion of our Compensation Committee. In October 2013, Dr. Fawzy received a grant of 350,000 options at an exercise price of $0.94 per share. The options vest in equal monthly installments over three years from August 1, 2013. If we terminate Dr. Fawzy’s employment without cause or Dr. Fawzy resigns with good reason, we are required to pay him a severance of up to nine months of his base salary plus benefits. In addition, the vesting of his outstanding options will be accelerated by six months upon such termination. If we terminate Dr. Fawzy’s employment without cause during the 24 month period immediately following a change of control or Dr. Fawzy resigns with good reason during the 24 month period immediately following a change of control, we are required to pay him a severance of up to eighteen months of his base salary and his target annual bonus plus benefits. In addition, his outstanding options would vest in full upon such termination. Dr. Fawzy’s employment agreement provides for an increase in base salary of $50,000 annually, upon a future closing of an additional round of financing of at least $15 million and the initiation of the first Phase III study of MAT9001. Dr. Fawzy will also be subject to a customary non-disclosure agreement, pursuant to which Dr. Fawzy has agreed to be subject to a non-compete during the term of his employment and for a period of eighteen months following termination of his employment. As part of our cost reduction measures, we have entered into a letter agreement with Dr. Fawzy effective as of April 1, 2016 that provides for, among other things, a 10% reduction in base salary through December 31, 2016 and a requirement that the executive contribute 20% of the applicable premium cost for healthcare coverage under the Company’s group health plan. The letter agreement also provides that for purposes of calculating any severance payments, the base salary will be the base salary prior to such temporary reduction and therefore the temporary reduction in base salary will not impact the amounts that would be paid to the executive if his employment was terminated.

On September 3, 2013, we entered into an employment agreement with Mr. Jabbour for a period of three years, which was effective as of October 4, 2013. Under the terms of Mr. Jabbour’s employment agreement, Mr. Jabbour received a signing bonus of $75,000 and will receive a base salary of $275,000 per year. In addition, Mr. Jabbour will also be eligible to receive an annual bonus, which is targeted at 30% of his base salary but which may be adjusted by our Compensation Committee based on his individual performance and our performance as a whole. Mr. Jabbour will also be eligible to receive option grants at the discretion of our Compensation Committee. On October 4, 2013, Mr. Jabbour received a grant of 200,000 options at an exercise of $0.94 per share. The options will vest in equal monthly installments over three years from the date of grant. Mr. Jabbour also received a grant of 150,000 at an exercise price of $0.94 per share, which vests in equal monthly installments over three years beginning on August 1, 2013. If we terminate Mr. Jabbour’s employment without cause or Mr. Jabbour resigns with good reason, we are required to pay him a severance of up to nine months of his base salary plus benefits. In addition, the vesting of his outstanding options will be accelerated by six months upon such termination. If we terminate Mr. Jabbour’s employment without cause during the 24 month period immediately following a change of control or Mr. Jabbour resigns with good reason during the 24 month period immediately following a change of control, we are required to pay him a severance of up to eighteen months of his base salary and his target annual bonus plus benefits. In addition, his outstanding options would vest in full upon such termination. Mr. Jabbour’s employment agreement provides for an increase in base salary of $50,000 annually, upon the closing of an additional round of financing of at least $15 million and the initiation of the first Phase III study of MAT9001. Mr. Jabbour will also be subject to a customary non-disclosure agreement, pursuant to which Mr. Jabbour has agreed to be subject to a non-compete during the term of his employment and for a period of eighteen months following termination of his employment. As part of our cost reduction measures, we have entered into a letter agreement with Mr. Jabbour effective as of April 1, 2016 that provides for, among other things, a 10% reduction in base salary through December 31, 2016 and a requirement that the executive contribute 20% of the applicable premium cost for healthcare coverage under the Company’s group health plan. The letter agreement also provides that for purposes of calculating any severance payments, the base salary will be the base salary prior to such temporary reduction and therefore the temporary reduction in base salary will not impact the amounts that would be paid to the executive if his employment was terminated.

Outstanding Equity Awards at Fiscal Year-End Table – 2015

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2015.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Roelof Rongen	100,008	199,992	$0.41	Jan. 27, 2025
	262,521	87,479	$1.28	July 20, 2024
	281,967	68,033	$0.94	October 2, 2023

Abdel A. Fawzy	33,336	66,664	$0.41	Jan. 27, 2025
	262,521	87,479	$1.28	July 20, 2024
	281,967	68,056	$0.94	October 2, 2023

Jerome D. Jabbour	58,338	116,662	$0.41	Jan. 27, 2025
	262,521	87,479	$1.28	July 20, 2024
	270,855	79,145	$0.94	October 3, 2023

2013 Equity Compensation Plan

General

On August 2, 2013, our Board of Directors adopted the 2013 Equity Compensation Plan pursuant to the terms described herein. The 2013 Equity Compensation Plan was approved by the stockholders on August 7, 2013. Effective May 8, 2014, upon the approval of our Board of Directors and our stockholders, we amended and restated our 2013 Equity Compensation Plan, primarily to include “evergreen” provisions, which state provide that number of shares of common stock available for issuance under the Plan is subject to an automatic annual increase on January 1 of each year beginning in 2015 equal to 4% of the number of shares of common stock outstanding on December 31 of the preceding calendar year or a lesser number of shares of common stock determined by the Board of Directors; to amend the definition of “fair market value”; and to increase the limits on awards under the Plan. The 2013 Equity Compensation Plan, as amended and restated, is referred to herein as the “2013 Plan.”

The general purpose of the 2013 Plan is to provide an incentive to our employees, directors, consultants and advisors by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

Our Board of Directors believes that the 2013 Plan will advance our interests by enhancing our ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to our success; (b) reward our employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account our long-term interests through ownership of our shares.

Description of the 2013 Equity Compensation Plan

The following description of the principal terms of the 2013 Plan is a summary and is qualified in its entirety by the full text of the 2013 Plan, which is attached as Exhibit 10.6 hereto.

Administration . The 2013 Plan will be administered by the Compensation Committee of our Board of Directors, provided that the entire Board of Directors may act in lieu of the Compensation Committee on any matter, subject to certain requirements set forth in the 2013 Plan. The Compensation Committee may grant options to purchase shares of our common stock, stock appreciation rights, stock units, restricted shares of our common stock, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of award, and adopt, amend and rescind rules and regulations for the administration of the 2013 Plan. Subject to applicable law, the Compensation Committee may authorize one or more reporting persons (as defined in the 2013 Plan) or other officers to make awards (other than awards to reporting persons, or other officers whom the Compensation Committee has specifically authorized to make awards). No awards may be granted under the 2013 Plan on or after the ten year anniversary of the adoption of the 2013 Plan by our Board of Directors, but awards granted prior to such tenth anniversary may extend beyond that date.

Eligibility . Awards may be granted under the 2013 Plan to any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

Shares Subject to the 2013 Plan . The current aggregate number of shares of common stock available for issuance in connection with awards granted under the 2013 Plan is 9,541,706 shares, subject to customary adjustments for stock splits, stock dividends or similar transactions (the “Initial Limit”). Incentive Stock Options may be granted under the 2013 Plan with respect to all of those shares. The number of shares of common stock available for issuance under the 2013 Plan will automatically increase on January 1st of each year for a period of ten years, commencing on January 1, 2015, in an amount equal to four percent (4%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year (the “Annual Increase”). Notwithstanding the foregoing, the Board of Directors may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the Annual Increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. The number of shares of common stock which may be issued in respect of Incentive Stock Options is equal to the Current Limit, and will be increased on each January 1, by the Annual Increase for such calendar year.

To the extent that any award under the 2013 Plan payable in shares of common stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of common stock covered thereby will be available for future grants under the 2013 Plan. Shares of common stock that otherwise would have been issued upon the exercise of a stock option or in payment with respect to any other form of award, that are surrendered in payment or partial payment of taxes required to be withheld with respect to the exercise of such stock option or the making of such payment, will also be available for future grants under the 2013 Plan.

Terms and Conditions of Options . Options granted under the 2013 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2013 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value shall generally be the closing sale price as of such date, or if there were no trades recorded on such date, then the most recent date preceding such date on which trades were recorded. If on the date of grant the common stock is traded in an over-the-counter market, the fair market will generally be the average of the closing bid and asked prices for the shares of common stock as of such date, or, if there are no closing bid and asked prices for the shares of common stock on such date, then the average of the bid and asked prices for the shares of common stock on the most recent date preceding such date on which such closing bid and asked prices are available. If the common stock is not listed on a national securities exchange or national market system or traded in an over-the-counter market, the fair market value shall be determined by the Compensation Committee in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, if on the date of grant the common stock is listed on a stock exchange or is quoted on a national market system, or is traded in an over-the-counter market, then solely for purposes of determining the exercise price of any grant of a stock option or the base price of any grant of a stock appreciation right, the Compensation Committee may, in its discretion, base fair market value on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions of the common stock as reported by the exchange or market on which the common stock is traded. In addition, the determination of fair market value also may be made using any other method permitted under Treasury Regulation section 1.409A-1(b)(5)(iv).

No option may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2013 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by bank check, or such other means as the Compensation Committee may accept. As set forth in an award agreement or otherwise determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or part of the exercise price of an option may be made (a) in the form of shares of common stock that have been held by the participant for such period as the Compensation Committee may deem appropriate for accounting purposes or otherwise, valued at the fair market value of such shares on the date of exercise; (ii) by surrendering to the Company shares of common stock otherwise receivable on exercise of the option; (iii) by a cashless exercise program implemented by the Compensation Committee in connection with the 2013 Plan; and/or (iv) by such other method as may be approved by the Compensation Committee and set forth in an award agreement.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Compensation Committee may permit the transfer of a nonqualified stock option, share-settled stock appreciation right, restricted stock award, performance share or share-settled other stock-based award either (a) by instrument to the participant’s immediate family (as defined in the 2013 Plan), (b) by instrument to an inter vivos or testamentary trust (or other entity) in which the award is to be passed to the participant’s designated beneficiaries, or (c) by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service.

Stock Appreciation Rights . The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The Compensation Committee will determine the terms applicable to stock appreciation rights. The base price of a stock appreciation right will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our common stock with respect to the date of grant of such stock appreciation right. The maximum term of any SAR granted under the 2013 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the base price of such stock appreciation right, multiplied by
•	the number of shares as to which such stock appreciation right is exercised.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units . The Compensation Committee may award restricted common stock and/or stock units under the 2013 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the times of vesting or other payment of the restricted stock award. Stock unit awards may be granted with dividend equivalent rights, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Compensation Committee in its discretion. If any dividend equivalents are paid while a stock unit award is subject to restrictions, the dividend equivalents shall be subject to the same restrictions on transferability as the underlying stock units, unless otherwise set forth in an award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units . The Compensation Committee may award performance shares and/or performance units under the 2013 Plan. Performance shares and performance units are awards which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards . The Compensation Committee may award Incentive Bonus Awards under the 2013 Plan. Incentive Bonus Awards may be based upon the attainment of specified levels of Company or subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Compensation Committee. Incentive Bonus Awards will be paid in cash or common stock, as set forth in an award agreement

Other Stock-Based and Cash-Based Awards . The Compensation Committee may award other types of equity-based or cash-based awards under the 2013 Plan, including the grant or offer for sale of unrestricted shares of our common stock and payment in cash or otherwise of amounts based on the value of shares of common stock.

Section 162(m) Compliance . If stock or cash-based awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, any subsidiary or any division or operating unit thereof: (a) pre-tax income; (b) after-tax income; (c) net income; (d) operating income or profit; (e) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (f) earnings per share; (g) return on equity; (h) return on sales or revenues; (i) return on invested capital or assets; (j) cash, funds or earnings available for distribution; (k) appreciation in the fair market value of the common stock; (l) operating expenses; (m) implementation or completion of critical projects or processes; (n) return on investment; (o) total return to stockholders; (p) dividends paid; (q) net earnings growth; (r) related return ratios; (s) increase in revenues; (t) the Company’s published ranking against its peer group of pharmaceutical companies based on total stockholder return; (u) net earnings; (v) changes (or the absence of changes) in the per share or aggregate market price of the common stock; (w) number of securities sold; (x) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period; (y) total revenue growth; (z) economic value created; (aa) operating margin or profit margin; (bb) share price or total shareholder return; (cc) cost targets, reductions and savings, productivity and efficiencies; (dd) strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, progress with research and development activities, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (ee) objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (ff) any combination of, or a specified increase or improvement in, any of the foregoing.

At the end of the performance period established in connection with any award, the Compensation Committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. The Compensation Committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

With respect to awards intended to be performance-based compensation under Section 162(m) of the Code, no participant of the 2013 Plan may receive in any one fiscal year (a) options or stock appreciation rights relating to more than 2,500,000 shares of our common stock, and (b) stock units, restricted shares, performance shares, performance units or other stock-based awards that are denominated in shares of common stock relating to more than 2,500,000 shares of our common stock in the aggregate. The maximum dollar value payable to any participant for a fiscal year of the Company with respect to any awards under the 2013 Plan payable in cash is $2,500,000.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2013 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control , and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance unit held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The Compensation Committee may amend the terms of awards in any manner not inconsistent with the 2013 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our board of directors may at any time amend, suspend, or terminate the 2013 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the 2013 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2013 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding

The Company has the power and right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulations to be withheld.

Director Compensation

In October 2013, we adopted a compensation policy pursuant to which our non-employee directors receive annualized compensation of $20,000 per year, with an additional $10,000 per year for the Chairman of the Board and the Chair of the Audit Committee, as well as an additional $5,000 per year for the Chairs of the Compensation and Nomination & Governance Committees. In addition, our independent board members will receive an option grant of 150,000 options, with the exception of the Chairman of the Board, who will be granted 200,000 options. In August 2014, we revised our compensation policy to provide that directors will receive restricted stock in lieu of cash fees.

Director Compensation Table – 2015

The following table summarizes the annual compensation for our non-employee directors during 2015.

Name	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Herbert Conrad	72,500	16,940	88,940
Stefano Ferrari	45,000	16,940	61,940
James S. Scibetta	50,000	16,940	66,940
Adam Stern	35,000	16,940	51,940

(1) Amounts reflect the grant date fair value of stock awards and option awards granted in 2015 in accordance with Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that will be recognized by the directors.

On March 7, 2016, non-employee directors were awarded stock awards as compensation for 2016 in the same dollar amount as 2015 (see table above). These stock awards vest on a quarterly basis based on service during 2016.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Matinas BioPharma Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2015 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2015.
2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
3.	The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee,

James Scibetta, Chairman

Herbert Conrad

Stefano Ferraro

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned as of September 6, 2016 by:

•	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on 57,593,414 shares outstanding as of September 6, 2016. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, September 6, 2016. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o Matinas BioPharma Holdings, Inc., 1545 Route 206 South, Suite 302, Bedminster, NJ 07921.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Jennifer Lorenzo(1)	14,671,760	22.0%
Laurence G. Allen(2)	4,811,250	8.0%

Directors and Executive Officers
Roelof Rongen(3)	4,511,578	7.7%
Herbert Conrad(4)	4,529,370	7.5%
Stefano Ferrari(5)	1,219,013	2.1%
James Scibetta (6)	772,239	1.3%
Adam Stern (7)	8,115,524	12.9%
Abdel A. Fawzy, Ph.D.(8)	2,506,360	4.3%
Gary Gaglione(9)	274,463	*
Jerome Jabbour(10)	1,653,890	2.8%
Douglas King(11)	280,016	*
Raphael Mannino(12)	1,705,390	2.8%
Directors and Executive Officers as a group (10 persons)(13)	27,706,205	39.0%

* Less than 1%

(1)          Includes 75,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 owned by Ms. Lorenzo. Also includes the following securities owned by GJG Life Sciences LLC, which are deemed beneficially-owned by Ms. Lorenzo: (i) 5,681,880 shares of common stock, (ii) 4,964,880 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and (iii) 3,950,000 shares of common stock issuable upon conversion of Series A Preferred Stock that are convertible within sixty days of September 6, 2016.

(2)          Includes (i) 100,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and registered in the name of Mr. Allen’s individual retirement account, (ii) 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by ACP Partners, LP, which is beneficially-owned by Mr. Allen, (iii) 2,000,000 shares of common stock, 1,500,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and 300,000 shares of common stock issuable upon conversion of Series A Preferred Stock that are convertible within sixty days of September 6, 2016 and are owned by ACP X, LP, which is beneficially-owned by Mr. Allen, (iv) 86,250 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by NYPPEX, LLC, which is beneficially owned by Mr. Allen, and (v) 400,000 shares of common stock and 300,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by LGA Investments Family Limited Partnership, which is beneficially owned by Mr. Allen.

(3)          Includes (i) 50,000 shares of common stock issuable upon exercise of outstanding Warrants that ate exercisable within sixty days of September 6, 2016 and (ii) includes 977,162 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016. Does not include 397,839 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(4)          Includes (i) 1,875,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016, (ii) 569,349 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016 and (iii) 200,000 shares of common stock issuable upon conversion of Series A Preferred Stock that are convertible within sixty days of September 6, 2016. Does not include 40,651 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(5)          Includes (i) 351,563 shares of common stock and 250,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by 1010 Holdings LLC, which is beneficially owned by Mr. Ferrari and (ii) 439,409 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016. Does not include 43,091 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(6)          Includes (i) 100,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and (ii) includes 376,626 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016. Does not include 45,874 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(7)          Includes (i) 4,419,168 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016, (ii) 371,487 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016, (iii) 200,000 shares of common stock issuable upon conversion of Series A Preferred Stock that are convertible within sixty days of September 6, 2016; (iv) 200,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by Pavilion Capital Partners, LLC, which is wholly-owned by Mr. Stern, (v) 200,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by Piper Ventures Partners, LLC, which is wholly-owned by Mr. Stern, (vi) 250,000 shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and are owned by SternAegis Advisers LLC, which is wholly-owned by Mr. Stern, (vii) 1,000,000 shares held by AKS Family Foundation and (viii) 600,000 shares of common stock held by AKS Family Partners. Does not include 51,013 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(8)          Includes 786,174 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016. Does not include 113,826 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(9)          Includes (i) 20,000 Shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and (ii) includes 187,793 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016. Does not include 92,207 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(10)        Includes 894,516 shares of common stock issuable upon exercise of options that are exercisable within 60 days of September 6, 2016. Does not include 330,484 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(11)        Includes (i) 40,000 Shares of common stock issuable upon exercise of outstanding Warrants that are exercisable within sixty days of September 6, 2016 and (ii) includes 200,016 shares of common stock issuable upon exercise of options that are exercisable within sixty days of September 6, 2016. Does not include 249,984 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(12)        Includes 285,825 shares of common stock issuable upon exercise of options that are exercisable within 60 days of September 6, 2016. Does not include 124,175 shares of common stock underlying options that are not exercisable within sixty days of September 6, 2016.

(13)        See notes (3) through (12).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c) (2)
Equity compensation plans approved by security holders (1)	7,474,434	$0.93	2,067,272
Equity compensation plans not approved by security holders	500,000	$0.94	—
Total	7,974,434	$0.93	2,067,272

(1)	The amounts shown in this row include securities under the Matinas BioPharma Holdings, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).

(2)	In accordance with the “evergreen” provision in our 2013 Plan, an additional 2,287,206 shares were automatically made available for issuance on the first trading day of 2016, which represents 4% of the number of shares outstanding on December 31, 2015; these shares are excluded from this calculation.

Section 16(a) Beneficial Ownership Reporting Compliance

Since our common stock is not registered under Section 12 of the Exchange Act, our directors and executive officers and persons who beneficially own more than 10% of our common stock are not required to file with the SEC various reports as to their ownership of and activities relating to our common stock.

Certain Relationships and Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2014, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $100,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Formation of Matinas

In connection with our formation in June 2013, we sold an aggregate of 7,500,000 shares of our common stock and 3,750,000 warrants (the “Formation Warrants”) to purchase 3,750,000 shares of our common stock, at an exercise price of $2.00 per share, for an aggregate of $375,000 (at a purchase price of $0.10 for two shares and one warrant), including 2,000,000 shares and warrants to purchase 1,000,000 shares of our common stock to Adam Stern and entities owned by Mr. Stern. Mr. Stern is a member of our board of directors. In addition, at such time, we sold to an entity owned by Mr. Stern Formation Warrants to purchase 250,000 shares of our common stock at a purchase price of $10,000 (a price of $0.04 per warrant).

2013 Private Placement

In July and August 2013, we completed a private placement, the 2013 Private Placement, under which we sold an aggregate of 15,000,000 shares of our common stock and warrants to purchase an aggregate of 7,500,000 shares of our common stock with an exercise price of $2.00 per share, which warrants are exercisable for a period of five years from the initial closing date of July 30, 2013 (the “2013 Investor Warrants”). In the 2013 Private Placement, Herbert Conrad, our chairman of the board, purchased 250,000 shares of common stock and 2013 Investor Warrants to purchase 125,000 shares of our common stock. Aegis Capital Corp., or Aegis, acted as the placement agent, or Placement Agent, for the 2013 Private Placement. The gross proceeds to us from the 2013 Private Placement were $15 million.

In connection with the 2013 Private Placement, we paid the Placement Agent (i) a cash fee of $1,500,000 and (ii) a non-accountable expense allowance equal to $450,000. Mr. Stern is an affiliate of Aegis. In addition, as part of its compensation for acting as placement agent for the 2013 Private Placement, we issued (x) warrants to the Placement Agent to purchase 750,000 shares of our common stock with an exercise price of $2.00 per share and (y) warrants to the Placement Agent to purchase 1,500,000 shares of our common stock with an exercise price of $1.00 per share. Such warrants, the 2013 Placement Agent Warrants, contain a “cashless exercise” feature and are exercisable at any time prior to July 30, 2018.

In connection with the closing of the 2013 Private Placement, the Placement Agent was granted the right to appoint one member of our Board of Directors for a two-year term from the initial closing. Adam Stern, the Aegis Nominee, was appointed to the Board of Directors at the initial closing and his successor, if any, will be chosen by the Placement Agent, subject to the reasonable approval of the Company and the Voting Agreement described below.

We have agreed to engage the Placement Agent as our warrant solicitation agent in the event the 2013 Investor Warrants are called for redemption and shall pay a warrant solicitation fee to the Placement Agent equal to five (5%) percent of the amount of funds solicited by the Placement Agent upon the exercise of the 2013 Investor Warrants following such call for redemption.

Consulting Agreement

We also entered into a consulting agreement with the Placement Agent in July 2013. The consulting agreement had a term of 12 months pursuant to which we paid the Placement Agent $20,000 per month. Under the terms of the consulting agreement, the Placement Agent agreed to provide customary financial advisory services as reasonably requested by us, including consulting services for financing and capital markets activity, mergers, acquisitions, joint ventures and licensing agreements. This consulting agreement terminated on July 30, 2014.

2015 Private Placement

In March and April 2015, we completed a private placement, or the 2015 Private Placement, pursuant to which we sold to accredited investors an aggregate of 20,000,000 units at a price of $0.50 per unit, with each unit consisting of: (i) one share of our common stock, and (ii) a five-year warrant to purchase one share of common stock at an exercise price of $0.75 per share (the “2015 Investor Warrants”). The gross proceeds to us from the 2015 Private Placement were $10.0 million. Certain of our officers, directors and holders of more than 5% of our capital stock purchased units in the 2015 Private Placement as set forth below.

Name	Number of Units Purchased	Aggregate Purchase Price Paid
GJG Life Sciences, LLC	3,935,880	$1,967,940
Laurence G. Allen and affiliated entities	1,200,000	600,000
Herbert Conrad	1,000,000	500,000
Adam Stern and affiliated entities	800,000	400,000
James Scibetta	100,000	50,000
Roelof Rongen	50,000	25,000
Douglas Kling	40,000	20,000
Gary Gaglione	20,000	10,000

We entered into a Placement Agency Agreement with Aegis Capital Corp. pursuant to which Aegis acted as our exclusive placement agent for the 2015 Private Placement. Immediately prior to the 2015 Private Placement, the Placement Agent and its affiliates beneficially owned an aggregate of more than 10% of our outstanding equity securities. In addition, Adam Stern, Head of Private Equity Banking at Aegis, is a member of our board of directors. Pursuant to the terms of the Placement Agency Agreement, in connection with the 2015 Private Placement, we paid the Placement Agent an aggregate cash fee of $1,000,000 and non-accountable expense allowance of $300,000 and have issued to the Placement Agent warrants (substantially similar to the 2015 Investor Warrants) to purchase 2,000,000 shares of common stock at $0.50 per share and additional warrants to purchase 2,000,000 shares of common stock at $0.75 per share.  In addition, we agreed to engage the Placement Agent as our warrant solicitation agent in the event the 2015 Investor Warrants are called for redemption and shall pay a warrant solicitation fee to the Placement Agent equal to five (5%) percent of the amount of funds solicited by the Placement Agent upon the exercise of the 2015 Investor Warrants following such redemption.

2016 Private Placement

In July and August 2016, we conducted closings for a private placement, or the 2016 Private Placement, pursuant to which we sold to accredited investors an aggregate of 1,114,058 Series A Preferred Shares at a purchase price of $5.00 per share, for aggregate gross proceeds to the Company of approximately $5.6 million. Certain of our officers, directors and holders of more than 5% of our capital stock purchased Series A Preferred Shares in the 2016 Private Placement as set forth below.

Name	Number of Series A Preferred Shares Purchased	Aggregate Purchase Price Paid
GJG Life Sciences, LLC	395,000	$1,975,000
Laurence G. Allen and affiliated entities	30,000	150,000
Herbert Conrad	20,000	100,000
Adam Stern and affiliated entities	20,000	100,000

We entered into a Placement Agency Agreement with Aegis Capital Corp. pursuant to which Aegis acted as our exclusive placement agent for the 2016 Private Placement. Immediately prior to the 2016 Private Placement, the Placement Agent and its affiliates beneficially owned an aggregate of more than 10% of our outstanding equity securities. In addition, Adam Stern, Head of Private Equity Banking at Aegis, is a member of our board of directors. Pursuant to the terms of the Placement Agency Agreement, in connection with the 2016 Private Placement, we paid the Placement Agent an aggregate cash fee of $557,029 and non-accountable expense allowance of $167,109 and have issued to the Placement Agent warrants to purchase 111,406 shares of common stock at $0.50 per share.  The warrants provide for a cashless exercise feature and are exercisable for a period of five years from the date of closing. We have also agreed to pay the Placement Agent similar cash and warrant compensation with respect to, and based on, any individual or entity that the Placement Agent solicits interest from in connection with this Offering, excluding existing stockholders of the Company and certain other specified investors, who subsequently invests in us at any time prior to the date that is twelve (12) months following the final Closing of this Offering. In addition, we entered into a three year, non-exclusive finder’s fee agreement with the Placement Agent providing that if the Placement Agent shall introduce us to a third party that consummates certain types of transactions with our Company, such as business combinations, joint ventures and licensing arrangements, then the Placement Agent will be paid a finder’s fee, payable in cash at the closing of such transaction, equal to (a) 5% of the first $1,000,000 of the consideration paid in such transaction; plus (b) 4% of the next $1,000,000 of the consideration paid in such transaction; plus (c) 3% of the next $5,000,000 of the consideration paid in the such transaction; plus (d) 2.5% of any consideration paid in such transaction in excess of $7,000,000.

Voting Agreement

In connection with the initial closing of the 2013 Private Placement, the stockholders of Matinas BioPharma, Inc. (“Matinas BioPharma”) prior to the 2013 Merger (as defined below) and the 2013 Private Placement (the “Matinas Stockholders”) and the stockholders of the Company prior to the Merger (the “Company Stockholders”), entered into a Voting Agreement (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, (i) the Matinas Stockholders have the right to nominate four (4) members to our Board (the “Matinas Stockholders’ Nominees”), (ii) the Company Stockholders will vote in favor of the election and removal of the Matinas Stockholders’ Nominees and (iii) the Company Stockholders shall nominate the Aegis Nominee to our Board and (iv) the Matinas Stockholders shall vote in favor of the election and removal of the Aegis Nominee. The Voting Agreement expired on July 11, 2016.

2013 Merger Transaction

In July 2013, Matinas BioPharma, Inc. entered into entered into a merger agreement (the “2013 Merger Agreement”) with Matinas Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary, or Merger Sub. Pursuant to the terms of the 2013 Merger Agreement, as a condition of and contemporaneously with the initial closing of the 2013 Private Placement, Merger Sub merged (the “2013 Merger”) with and into Matinas BioPharma and Matinas BioPharma became a wholly owned subsidiary of ours. In connection with the 2013 Merger, all shares of common stock and preferred stock of Matinas BioPharma were cancelled and the stockholders of Matinas BioPharma received an aggregate of 9,000,000 shares of our common stock and warrants to purchase 1,000,000 shares of our common stock at an exercise price of $2.00 per share (the “Merger Warrants”), including Herbert Conrad, our chairman of the board, who received 351,563 shares of our common stock and 250,000 Merger Warrants; Roelof Rongen, our president and chief executive officer, who received 3,417,186 shares of our common stock, Abdel A. Fawzy, our executive vice president, pharmaceutical development and supply chain development, who received 1,708,593 shares of our common stock; George Bobotas, our executive vice president and chief scientific officer, and his spouse, who received an aggregate of 1,366,875 shares of our common stock; Jerome Jabbour, our executive vice president, chief business officer and general counsel, who received 759,374 shares of our common stock; and Stefano Ferrari, a member of our board of directors, through an entity controlled by him, who received 351,563 shares of our common stock and 250,000 Merger Warrants.

Warrant Private Placement

Contemporaneously with the initial closing of the 2013 Private Placement, we sold 500,000 warrants (“Private Placement Warrants”) in a private placement to Herbert Conrad, our chairman of the board, for a purchase price of $0.04 per warrant. The Private Placement Warrants have an exercise price of $2.00 per share. The Private Placement Warrants were offered to all preferred stockholders of Matinas BioPharma prior to the 2013 Merger, including Mr. Conrad.

Vendor Agreement

Since January 1, 2011, we have submitted orders for the purchase of an omega-3 fatty acid concentrate from KD-Pharma Bexbach GmbH, or KD Pharma. For the years ended December 31, 2013, December 31, 2014 and December 31, 2015, these orders totaled $ 22 thousand, $ 258 thousand and $ 46 thousand, respectively. Mr. Ferrari, a member of our board, is the brother of a part owner of the holding company that owns KD Pharma.

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, nonappealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2: RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.  Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014, by EisnerAmper LLP, the Company’s independent registered public accounting firm.

	Year Ended December 31,
	2015	2014
	(in thousands)
Audit Fees	$100	$123
Tax Fees	9	4
Total Fees	$109	$127

Audit Fees consist of fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting and the review of our quarterly financial information.

Tax Fees are for tax-related services related primarily to tax consulting and tax planning.

The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member.

The Audit Committee has considered whether the provision of Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper, LLP’s independence and has determined that such services for fiscal year 2014 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 61, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

Vote Required

The affirmative vote of a majority of the total votes cast is required to approve this proposal. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and broker non-votes, if any, will not affect the outcome of the vote on these proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK.

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every two shares of common stock to one share of common stock for every eight shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our certificate of incorporation. If the stockholders approve this Proposal 3, the Board will have the authority to decide, at any time prior the date of the 2017 Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-two shares of our common stock to one-for-eight shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the amendment to effect the reverse stock split if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the reverse stock split holders is not implemented by the Board prior to the date of the 2017 Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The form of the certificate of amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Reasons for the Reverse Stock Split

The primary reason for the reverse stock split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. The Board plans to effect the reverse stock split to the extent necessary in connection with listing our common stock on a national securities exchange. To list on a national securities exchange, we must comply with the applicable initial listing requirements for such national securities exchange, which requirements include, among others, a minimum bid price, which we currently do not meet. The Board believes that the reverse stock split will enhance the Company’s ability to obtain an initial listing on a national securities exchange. The NYSE MKT requires, among other items, an initial bid price of least $3.00 per share and the NASDAQ Global Market requires, among other items, an initial bid price of at least $4.00. Our closing stock price on September 9, 2016, was $0.95 per share.

In addition, among the factors considered by the Board in reaching its decision to recommend the reverse stock split, the Board considered the potential effects of having stock that trades at a low price. For example, certain brokerage firms have internal practices and policies that discourage individual brokers from dealing in stocks that are not listed on a national securities exchange and/or trade below a particular dollar level. Further, since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock. The Board believes that certain institutional investors, such as mutual funds or pension plans, have policies or procedures that discourage or prohibit acquisitions of shares priced at less than $5.00 per share, making our shares less attractive. The SEC has also adopted rules governing “penny stock” that impose additional burdens on broker-dealers trading in stock priced at or below $5.00 per share, unless listed on certain securities exchanges. Each of these factors could weaken the market for our common stock.

There will be no change in our authorized shares as a result of the amendment to our certificate of incorporation and therefore, upon effectiveness of the reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. We currently have no plans, proposals, arrangements or understandings to issue any of its authorized but unissued shares of our common stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Risk Factors Associated with the Reverse Stock Split

The primary purpose of the proposed reverse stock split is to combine the issued and outstanding shares of our common stock into a smaller number of shares so that the shares of our common stock will trade above the minimum bid price required to list our common stock on a national securities exchange. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per post-split share of our common stock would either exceed the required minimum bid price to list on a national securities exchange;
•	the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;
•	the reduction in the shares outstanding and in the public float after the reverse stock split will not negatively impact the liquidity or trading activity for our stock;
•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or
•	the reverse stock split will result in decreased transaction costs for our stockholders.

In addition, there can be no assurance that our common stock will be listed on a national securities exchange even if the market price per post-split share of our common stock remains in excess of the required minimum bid price.

The market price of our common stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2015 and other reports that we file with the SEC. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Matinas (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

The following table contains approximate information relating to our common stock if (i) the reverse stock split is implemented at a ratio of one-for-two, (ii) the reverse stock is implemented at a ratio of one-for-five and (iii) the reverse stock split is implemented at a ratio of one-for-eight based on share information as of close of business on September 6, 2016:

	Shares Issued and Outstanding(1)	Shares Authorized and Reserved for Issuance(1)		Shares Authorized and Unreserved for Issuance(1)	Total Authorized
As of September 6, 2016	57, 593,414	61,234,793	(2)	131,171,793	250,000,000
2-for-1 Reverse Split	28,796,707	30,617,397	(3)	190,585,897	250,000,000
5-for-1 Reverse Split	11,518,683	12,246,959	(4)	226,234,359	250,000,000
8-for-1 Reverse Split	7,199,177	7,654,349	(5)	235,146,474	250,000,000

(1) These estimates do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.

(2) Includes (i) 39,250,000 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.19, as of September 6, 2016; (ii) 11,140,580 shares issuable upon conversion of the Series A Preferred Stock as of September 6, 2016; (iii) 8,270,694 shares issuable upon the exercise of outstanding options under the 2013 Equity Incentive Plan at a weighted average exercise price of $0.85, as of September 6, 2016; and (iv) 2,573,519 shares reserved for future issuance under the 2013 Equity Incentive Plan.

(3) Includes (i) 19,625,000 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.38, as of September 6, 2016; (ii) 5,510,290 shares issuable upon conversion of the Series A Preferred Stock as of September 6, 2016; (iii) 4,135,347 shares issuable upon the exercise of outstanding options under the 2013 Equity Incentive Plan at a weighted average exercise price of $1.70, as of September 6, 2016; and (iv) 1,286,760 shares reserved for future issuance under the 2013 Equity Incentive Plan.

(4) Includes (i) 7,850,000 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.95 as of September 6, 2016; (ii) 2,228,116 shares issuable upon conversion of the Series A Preferred Stock as of September 6, 2016; (iii) 1,654,139 shares issuable upon the exercise of outstanding options under the 2013 Equity Incentive Plan at a weighted average exercise price of $4.25, as of September 6, 2016; and (iv) 514,703 shares reserved for future issuance under the 2013 Equity Incentive Plan.

(5) Includes (i) 4,906,250 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $9.52, as of September 6, 2016; (ii) 1,392,573 shares issuable upon conversion of the Series A Preferred Stock as of September 6, 2016; (iii) 1,033,837 shares issuable upon the exercise of outstanding options under the 2013 Equity Incentive Plan at a weighted average exercise price of $6.80, as of September 6, 2016; and (iv) 321,690 shares reserved for future issuance under the 2013 Equity Incentive Plan.

The reverse stock split would reduce the number of shares of common stock available for issuance under our 2013 Equity Incentive Plan. With respect to outstanding stock options to purchase shares of our common stock, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. Under the terms of our outstanding warrants, the reverse stock split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed reverse stock split is implemented, it may increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the Board to issue authorized and unissued shares without further stockholder action will be significantly increased. However, we currently have no plans, arrangements or understandings, written or oral, to issue these additional authorized shares. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Effective Date

If our stockholders approve this Proposal No. 3, the Board of Directors could decide at any time on or prior to the date of the 2017 Annual Meeting of Stockholders to effect the reverse stock split based on a determination that the reverse stock split is then advisable and in the best interests of the Company and our stockholders. Such determination would primarily be based upon consideration of whether such reverse split would be advisable to help us meet the applicable initial listing requirements to list our common stock on a national securities exchange. In determining the actual timing of the filing of the certificate of amendment and selecting an appropriate ratio within the range of specified reverse stock split ratios, the Board of Directors would examine the historical and projected price performance of our common stock, the expected bid price and trading volume of our common stock over the short- and long-term following the effectiveness of the reverse stock split and the potential devaluation of our market capitalization as a result of the reverse stock split. Even with stockholder approval of this Proposal No. 3, and without the need for further action by our stockholders, the Board of Directors may delay the implementation of the reverse stock split up until the 2017 Annual Meeting of Stockholders and may abandon the reverse stock split at any time prior to the filing of the certificate of amendment. If the reverse stock split is not effected on or prior to the date of the 2017 Annual Meeting of stockholders, the authority granted to the Board of Directors to effect the reverse stock split would expire and be without any further effect.

If our stockholders approve this Proposal No. 3 and the Board of Directors determines that it is advisable and in the best interests of the Company and our stockholders to proceed with the reverse stock split, the certificate of amendment would be filed with the Secretary of State of the State of Delaware. The reverse stock split would become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware and upon the effective date the outstanding shares of our common stock would be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board of Directors, within the specified range of potential exchange ratios, and without further action on the part of the Company and our stockholders. For instance, if a stockholder presently holds 100 shares of our common stock, the stockholder would hold 20 shares of our common stock following a reverse stock split affected at a ratio of five-for-one.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would be based on the closing sale price per share of our common stock as reported on the OTCQX on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•	purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or
•	if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the one-for-five to one-for-fifteen range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will represent and warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock. As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD
NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless expressly stated otherwise, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal No. 3.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our certificate of incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal No. 3 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in Proposal No. 3 that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of material U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed federal income tax regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	persons that are not U.S. Holders (as defined below);
•	persons subject to the alternative minimum tax;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. WE STRONGLY URGE A HOLDER OF OUR COMMON STOCK TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAW.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split will recognize gain or loss based upon the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share as set forth above, as if such fractional shares were distributed as part of the reverse stock split and then redeemed, subject to the provisions and limitations of section 302 of the Code (including, without limitation, certain attribution rules that could result in the cash payment being treated as a dividend). The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective time of the reverse stock split.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to holders who receive cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) any holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting will be required to approve this proposal No. 3. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2017 Annual Meeting

Any stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for our 2017 Annual Meeting of Stockholders must be received by the Company no later than May 25, 2017 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Matinas BioPharma Holdings, Inc., 1545 Route 206 South, Suite 302, Bedminster, New Jersey 07921 Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2017 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by the Company at our principal executive office no later than July 15, 2017 no earlier than June 15, 2017; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Matinas BioPharma Holdings, Inc., 1545 Route 206 South, Suite 302, Bedminster, New Jersey 07921, Attn.: Corporate Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Matinas BioPharma Holdings, Inc., 1545 Route 206 South, Suite 302, Bedminster, New Jersey 07921, Attn.: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on September 6, 2016. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2015 and certain other related financial and business information are contained in our 2015 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Matinas BioPharma Holdingss, Inc., 1545 Route 206 South, Suite 302, Bedminster, New Jersey 07921, Attn.: Secretary, or by phone at (908) 443-1860. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Roelof Rongen
Roelof Rongen, Chief Executive Officer

September 22, 2016

Bedminster, New Jersey

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

OF

MATINAS BIOPHARMA HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Matinas BioPharma Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Matinas BioPharma Holdings, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 21, 2013, which was amended by a certificate of amendment filed with the Secretary of State of the State of Delaware on October 29, 2015 (as so amended, the “Certificate of Incorporation”).

2.

The Certificate of Incorporation of the Corporation is hereby amended to effect a reverse stock split of the Corporation’s common stock by adding the following paragraph to Section A of Article V:

“Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Split Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each two to eight shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock, the exact ratio within the two to eight range to be determined by the Board of Directors of the Corporation prior to the Split Effective Time and publicly announced by the Corporation. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the reclassification. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board of Directors as of the Split Effective Time. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.

This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this _____ day of [____], 2016.

MATINAS BIOPHARMA HOLDINGS, INC.

By:
Name:	Roelof Rongen
Title:	Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

MATINAS BIOPHARMA HOLDINGS INC. 1545 ROUTE 206 SOUTH - SUITE 302 BEDMINSTER, NJ 07921	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees

01	Herbert Conrad	02	Roelof Rongen	03	Stefano Ferrari	04	James Scibetta	05 Adam Stern

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

3.	To approve an amendment to the Company’s certificate of incorporation and grant of discretionary authority to the Board of Directors to effect a reverse stock split.	☐	☐	☐

NOTE: To consider any other matters that may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000299869_1     R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at http://ir.matinasbiopharma.com/proxy.materials.

MATINAS BIOPHARMA HOLDINGS INC. Annual Meeting of Stockholders October 13, 2016 9:00 AM This proxy is solicited by the Board of Directors

The stockholder hereby appoints Roelof Rongen and Jerome Jabbour, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of Matinas BioPharma Holdings, Inc. that the stockholder is entitled to vote at the Annual Meeting of stockholder to be held at 09:00 AM, EDT on October 13, 2016, at the offices of Lowenstein Sandler LLP, located at 65 Livingston Avenue, Roseland, NJ 07068, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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